                                                                    EXHIBIT 10.1

                            TA OPERATING CORPORATION

                                 TRANSITION PLAN








                                                   Effective Date: March 2, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                                PAGE
ARTICLE 1                  NAME AND PURPOSE                                      1-1

ARTICLE 2                  DEFINITIONS                                           2-1

ARTICLE 3                  ELIGIBILITY AND PARTICIPATION                         3-1

ARTICLE 4                  SEVERANCE BENEFITS                                    4-1

ARTICLE 5                  CLAIMS PROCEDURE                                      5-1

ARTICLE 6                  ADMINISTRATION                                        6-1

ARTICLE 7                  AMENDMENT AND TERMINATION                             7-1

ARTICLE 8                  PARTICIPATING EMPLOYERS                               8-1

ARTICLE 9                  MISCELLANEOUS                                         9-1


                                      (i)

                            TA OPERATING CORPORATION

                                 TRANSITION PLAN

         This Declaration of Plan is entered into as of the 2nd day of March, 2000 (the "Effective Date"), by TA Operating Corporation, a Delaware corporation (hereinafter referred to as the "Company").

                                   WITNESSETH:

         WHEREAS, the Company anticipates that it will experience a Change of Control (as hereinafter defined) within the next several months following the Effective Date; and

         WHEREAS, the Company wishes to provide, for certain of its employees and certain of the employees of its subsidiaries and affiliates, certain benefits intended to protect them in the transition process incident to such Change of Control in order that the interests of the Company and its shareholders will be maximized by allowing such employees to focus exclusively on maximizing the value of the shareholders' interests through and after the Change of Control; and

         WHEREAS, the Company desires to document formally the provisions and terms and conditions of such benefits;

         NOW, THEREFORE, the Company hereby adopts the TA Operating Corporation Transition Plan, effective March 2, 2000, as follows:


                                      (ii)

                                   ARTICLE 1

                                NAME AND PURPOSE
                                ----------------

         1.1 NAME. The name of this Plan is the TA OPERATING CORPORATION TRANSITION PLAN.

         1.2 PURPOSE. This Plan is hereby established in order to provide eligible Employees of the Company and Participating Employers with certain protections in the event of a Change of Control.

         1.3 EMPLOYEE WELFARE BENEFIT PLAN. This Plan is intended to be an employee welfare benefit plan as defined in Section 3(1) of ERISA (as hereinafter defined). This Plan shall be administered in such a manner, and benefits hereunder shall be so limited, notwithstanding any contrary provision of this Plan, that this Plan shall be an employee welfare benefit plan as defined in Section 3(1) of ERISA and not an employee pension benefit plan as defined in Section 3(2) of ERISA in conformity with U.S. Department of Labor Regulation Section 2510.3-2(b).


                                      1-1

                                   ARTICLE 2

                                   DEFINITIONS
                                   -----------

         Unless the context otherwise indicates, the following words used herein shall have the following meanings wherever used in this Plan:

         2.1 ADOPTION DATE. The words "Adoption Date" shall mean the date as of which any Affiliate becomes a Participating Employer under this Plan.

         2.2 AFFILIATE. The word "Affiliate" shall mean a corporation which would be defined as a member of a controlled group of corporations that includes a Participating Employer or any business organization that would be defined as a trade or business (whether or not incorporated) which is under "common control" with such Participating Employer within the meaning of Sections 414(b) and (c) of the Code, that includes a Participating Employer but, in each case, only during the periods any such corporation, business organization or member would be so defined.

         2.3 ANNUAL BONUS. The words "Annual Bonus" shall mean, for any fiscal year of the Company to which it applies, the bonus payable to an Employee under the applicable annual bonus plan or arrangement of the Company or an Affiliate.

         2.4 BASE SALARY. The words "Base Salary" shall mean the base salary payable to an Employee. Base Salary shall not include any differentials, premiums, bonuses (including the Annual Bonus) or incentive compensation paid to the Employee.

         2.5 BOARD. The word "Board" shall mean the Board of Directors of TA Operating Corporation.

         2.6 CAUSE. The word "Cause" shall mean the following:

                  (a) the Participant's misappropriation of money or other assets or property, breach of fiduciary duty, tortious conduct or other act of dishonesty with respect to the Company or any Affiliate; the


                                      2-1

                           Participant's conviction of, or plea of guilty or nolo contendere to, any act of fraud, embezzlement, tortious conduct or any crime for an offense that constitutes a felony, or the Participant's indictment for any crime involving dishonesty or moral turpitude;

                  (b) the Participant's continuing, repeated willful failure or refusal to follow his direct or indirect superior's directions which failure or refusal continues following the Participant's receipt of written notice from such superior advising him of the acts or omissions that constitute the failure to perform his duties as an Employee of the Company or an Affiliate, if such failure continues after the Participant shall have had a reasonable opportunity to correct the act or omissions so complained of;

                  (c) the Participant's violation of the Company's drug abuse or alcohol abuse policy; or

                  (d) a breach of any of the "Restrictive Covenants" as defined in a Participation Agreement between the Company and the Participant.

         2.7 CHANGE OF CONTROL. The words "Change of Control" shall mean the occurrence of any the following events during the Term of this Plan:

                  (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of fifty-one percent (51%) or more of the voting power of the then-outstanding voting securities of the Parent; provided, however, that the foregoing does not apply to any such acquisition that is made by (i) the Company or any Affiliate or (ii) any employee benefit plan maintained either by the Company or any Affiliate;

                  (b) the Parent merges into itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than fifty-one (51%) of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are owned in the aggregate by the former shareholders of the Parent immediately prior to such transaction;

                  (c) all or substantially all the assets accounted for on the consolidated balance sheet of the Company and the Affiliates, in the aggregate, are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than fifty-one percent (51%) of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer


                                      2-2
                           is held in the aggregate by the former shareholders of the Parent immediately prior to such transaction or series of transactions;

                  (d) fifty-one percent (51%) or more of the assets accounted for in the consolidated balance sheet of Company and its Affiliates, in the aggregate, are sold or transferred to one or more corporations or persons, whether such sale or transfer is accomplished by the sale or transfer of assets directly, the sale or transfer of stock of the Company or one or more Affiliates or otherwise with, in any case, an aggregate value of fifty-one percent (51%) or more of the aggregate value of the Company and its Affiliates, or any combination of methods by which fifty-one percent (51%) or more of the aggregate value of the Company and its Affiliates are sold or transferred, if, immediately after such sale or transfer, the purchaser or transferee is less than fifty-one percent (51%) owned, in the aggregate, by the persons who are the shareholders of the Parent immediately prior to such sale or transfer; or

                  (e) during any period of two (2) consecutive years, including, without limitation, the year 1999, individuals who at the beginning of any such period constitute the Board of Directors of the Parent cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each Director first elected during such period was approved by a vote of at least a majority of the members of the Board of Directors of the Parent who were members of the Board of Directors of the Parent on the date of the beginning of any such period.

Without otherwise limiting the generality of the foregoing, an initial public offering of the Common Stock of the Parent shall not be deemed a "Change of Control" for purposes of this Agreement.

         2.8 CODE. The word "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.

         2.9 COMMON STOCK. The words "Common Stock" shall mean the shares of common stock, par value $.01 per share, of the Parent.


                                      2-3

         2.10 COMMITTEE. The word "Committee" shall mean the Benefit Appeals Committee established as provided in Article 5.

         2.11 COMPANY. The word "Company" shall mean TA Operating Corporation, a Delaware corporation, and any successor corporation or business organization which shall assume the duties and obligations of the Company by operation of law or otherwise under this Plan.

         2.12 DISABILITY. The word "Disability" shall mean the physical or mental inability of the Participant to perform, consistent with past practice, the essential functions of the Participant's duties with reasonable accommodation to the extent required by the applicable requirements of the Americans with Disabilities Act, for at least twelve (12) consecutive months. The existence of such Disability shall be determined initially by Plan Administrator. If there is a disagreement between the Participant and the Plan Administrator as to the existence of such a Disability, such disagreement shall be resolved by the determination of two (2) physicians, one selected by the Participant and one selected by the Plan Administrator. If such physicians shall disagree, the decision shall be made by a third physician selected by the first two physicians. The fees and expenses of all such physicians shall be paid by the Plan Administrator.

         2.13 EFFECTIVE DATE. The words "Effective Date" shall mean the original effective date of this Plan, which is March 2, 2000.

         2.14 EMPLOYEE. The word "Employee" shall mean any common-law employee of a Participating Employer or an Affiliate.

         2.15 ERISA. The acronym "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific


                                      2-4

ERISA Section, such reference shall be deemed to include any successor ERISA Section having the same or a similar purpose.

         2.16 EXCHANGE ACT. The words "Exchange Act" shall mean the Securities Exchange Act of 1934, it may be amended from time to time, and lawful regulations promulgated thereunder. Whenever a reference is made to a specific Exchange Act Section, such reference shall be deemed to include any successor Exchange Act Section having the same or a similar purpose.

         2.17 GOOD REASON. The words "Good Reason" shall mean the occurrence of any of the following:

                  (a) a material reduction in the Participant's compensation (including benefits) in the aggregate or his duties or title with respect to the Company or any of its Affiliates (other than nonsubstantive, titular or nominal changes); or

                  (b) a material breach of the terms of this Plan by the Company or any of its Affiliates unless such breach is substantially cured within a reasonable period of time (hereby defined as thirty (30) days) after written notice advising the Company of the acts or omissions constituting such breach is actually received by the Company.

         2.18 PARENT. The word "Parent" shall mean TravelCenters of America, Inc., a Delaware corporation.

         2.19 PARTICIPANT. The word "Participant" shall mean any Employee who becomes a Participant in this Plan pursuant to Article 3 and while he remains a Participant pursuant to such Article 3.

         2.20 PARTICIPATION AGREEMENT. The words "Participation Agreement" shall mean an Agreement between the Company (regardless of whether the Participant is an Employee of the Company or of another Participating Employer) and a Participant evidencing the


                                      2-5

Participant's participation hereunder and setting forth certain special provisions with respect to the Participant.

         2.21 PARTICIPATING EMPLOYER. The words "Participating Employer" shall mean the Company and any Affiliate which is a participating employer in this Plan, and any successor corporation or business organization which shall assume the duties and obligations of one or more Participating Employers by operation of law or otherwise under this Plan. The Participating Employers as of the Effective Date are listed in Article 8 of this Plan.

         2.22 PLAN ADMINISTRATOR. The words "Plan Administrator" shall mean the Company or any person or entity designated as Plan Administrator as provided in
Article 6.

         2.23 STOCK INCENTIVE PLANS. The words "Stock Incentive Plans" shall mean the National Auto/Truckstops Holdings Corporation 1993 Stock Incentive Plan, the TravelCenters of America, Inc. 1997 Stock Incentive Plan, and any other such plan or individual agreement adopted after the Effective Date.

         2.24 SUCCESSOR. The word "Successor" shall mean the entity, other than the Company, resulting from the consummation of a Change of Control transaction.

         2.25 TARGET BONUS. The words "Target Bonus" shall mean, for any fiscal year of the Company to which it applies, fifty percent (50%) of the Employee's Base Salary for such fiscal year.

         2.26 TERM. The word "Term" shall mean the term of this Plan, which shall commence on the Effective Date and end on December 31, 2000. The term of this Plan may be extended beyond December 31, 2000 by written action of the Board, which action shall state the extended Term.



                                      2-6

         2.27 TERMINATION OF EMPLOYMENT. The words "Termination of Employment" shall mean for any Participant the cessation of his employment duties with the group of corporations and other business organizations consisting of the Participating Employers and Affiliates. A transfer of employment between two or more Participating Employers and Affiliates shall not be deemed to be a Termination of Employment.


                                      2-7

                                   ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. Each Employee of a Participating Employer who is designated on EXHIBIT A hereto, having been determined by the Board to be eligible to participate in this Plan because of the contribution such Employee has made or is expected to make to the Company or any Affiliate or any successor thereto, shall be eligible to participate in this Plan. Such EXHIBIT A shall not be revised at any time during the Term of this Plan, except to add Participants or as necessary to reflect the deletion of Participants who have had a Termination of Employment due to death, Disability, termination for Cause, or voluntary termination other than for Good Reason.

         3.2 PARTICIPATION. Each Employee who satisfies the requirements of
Section 3.1 on or after the Effective Date shall commence participation in this Plan as of the last to occur of:

                  (a) the Effective Date;

                  (b) the date upon which he first satisfies the aforementioned requirements; or

                  (c) the date he executes a Participation Agreement.

A Participant shall continue to participate in this Plan as long as he continues to satisfy the requirements of Section 3.1 and shall cease to be a Participant immediately upon his Termination of Employment as a result of death, Disability, termination for Cause or voluntary termination other than for Good Reason. A Participant shall not cease to be a Participant merely due to transfer to an Affiliate which is not a Participating Employer. An Employee who was previously a Participant and ceased to be a Participant, but again satisfies the requirements of Section 3.1,


                                      3-1
shall immediately recommence participation in this Plan upon execution of a new Participation Agreement.


                                      3-2

                                   ARTICLE 4

                               SEVERANCE BENEFITS

         4.1 SEVERANCE COMPENSATION. If, within the twelve (12) month period following a Change of Control occurring during the Term of this Plan, a Participant's employment is terminated by the Company or an Affiliate other than for Cause or the Participant resigns for a Good Reason, then the Participant shall be entitled to the following severance benefits:

                  (a) the Company (or other Participating Employer or Affiliate, as determined by the Company) shall pay the Participant any unpaid and accrued Base Salary to the date of such Termination of Employment within thirty (30) days of such Termination of Employment, plus an amount equal to the product of (A) multiplied by (B), where (A) equals the Participant's Annual Bonus, if any, determined by the Compensation Committee for the year in which his discharge or resignation occurred and where (B) equals a fraction, the numerator of which equals the number of days in the calendar year during which the Participant was employed by the Company, and the denominator of which equals three hundred sixty-five (365), which amount shall be payable on the same date that active employees are paid similar Annual Bonuses;

                  (b) the Company (or other Participating Employer or Affiliate, as determined by the Company) shall pay the Participant, as severance pay and not as Base Salary, an amount calculated on the basis of his Base Salary, at the times provided and as set forth in the Participation Agreement between the Company and the Participant;

                  (c) the Company (or other Participating Employer or Affiliate, as determined by the Company) shall pay the Participant, as severance pay and not as Annual Bonus, an amount calculated on the basis of his Target Bonus, at the times provided and as set forth in the Participation Agreement between the Company and the Participant;

                  (d) benefits under stock options granted to the Participant pursuant to the Stock Incentive Plans vested as of the date of such Termination of Employment, or any amount payable under any other benefit plan of the Company or any Affiliate in accordance with the terms


                                      4-1
                           of such plan (i.e., this Plan shall not increase, decrease or affect the timing of benefits under such options or plans except as provided in Section 4.1(e) below); and

                  (e) if the Participant (and/or his spouse and/or dependents) properly elect continued COBRA medical coverage, the Company (or other Participating Employer or Affiliate, as determined by the Company) and the Participant (and/or his spouse and/or dependents) each shall pay their same portions of the premiums for such medical coverage as if the Participant had remained in the employ of the Participating Employer or Affiliate until the Participant shall elect to discontinue such coverage, provided that the obligation of the Company (or other Participating Employer or Affiliate, as determined by the Company) under this Section 4.1(e) shall cease upon the expiration of the later of (i) the maximum required period of coverage under Code Section 4980B(f), or (ii) eighteen (18) months after the date of such Termination of Employment.

If the Participant has a Termination of Employment due to his death, Disability, termination for Cause or voluntary termination other than for Good Reason, then the Participant will not be entitled to any compensation or benefits hereunder. Notwithstanding the foregoing, as more fully and generally provided in Section
4.4 , this Section 4.1 shall not be interpreted to deny the Participant any compensation earned to the date of his Termination of Employment but not yet paid, or any benefits to which he may be entitled under any plan or arrangement of a Participating Employer or Affiliate applicable to the Participant other than this Plan.

         Notwithstanding anything contained in this Plan to the contrary, if the Participant claims the existence of a Good Reason, he must notify the Company in writing of the event constituting Good Reason not later than sixty (60) days following the later to occur of the occurrence of the event constituting Good Reason or his actual knowledge thereof. If the event which the Participant claims to be a Good Reason is not cured within thirty (30) days following the date of such notice, the Participant must resign within ten (10) days following the thirty (30) day cure period in order to invoke his right to resign for Good Reason. If no such timely


                                      4-2
resignation occurs or no such timely written notices are given, the Participant's right to resign for Good Reason with respect to such event shall be permanently waived.

         Notwithstanding anything contained in this Plan to the contrary, other than in Section 4.4, if the Participant breaches any of the Participant's obligations under his Participation Agreement, if any, no further severance payments or other benefits will be payable to the Participant under this Section 4.1, but any amounts previously paid to the Participant shall not be recoverable by the Participating Employers or Affiliates.

         4.2 LIMITATION OF BENEFITS. Notwithstanding anything contained in this Plan to the contrary, in order to prevent this Plan from being deemed a pension plan under ERISA, (a) the payment of all amounts which are severance payments or severance benefits within the meaning of U.S. Department of Labor Regulation
Section 2510.3-2(b) to a Participant shall be completed within twenty-four (24) months after his Termination of Employment; and (b) the total amount of such payments or benefits to any Participant shall be limited to the equivalent of twice the Participant's "annual compensation," as such term is defined in U.S. Department of Labor Regulation Section 2510.3-2(b), during the year immediately preceding his Termination of Employment.

         4.3 SOURCE OF SEVERANCE PAYMENTS. A Participating Employer shall be liable for the severance payments hereunder of those Participants who are employees of such Participating Employer; provided, however, that with respect to any Participant's severance payments hereunder, in addition to the Participating Employer of which the Participant is an employee, there shall also be jointly and severally liable any other Participating Employer which is an eighty percent (80%) or greater parent or subsidiary of such Participating Employer. All


                                      4-3
severance payments made pursuant to the terms of this Plan shall be made out of the general assets of one or more of the Participating Employers.

         4.4 OTHER BENEFITS. Except as otherwise specified herein, a Participant may receive coverage under such benefit plans of the Participating Employers as are then in effect with respect to such Participant, for such period and on such terms, following his Termination of Employment, as the Participating Employers shall determine in their respective capacities as plan sponsors, in their sole and complete discretion, or as may be provided under the terms of such other plans. Such coverage need not be consistent as between similarly situated Participants, except as required by such other plans.

         4.5 EFFECT ON OTHER PLANS. To the extent any provisions of this Plan modify the terms of any existing plan, policy or arrangement affecting the compensation or benefits of a Participant, as appropriate, (a) such modification as set forth herein shall be deemed an amendment to such plan, policy or arrangement as to the Participant, and both the Participating Employer and the Participant hereby consent to such amendment, (b) the Participating Employer will appropriately modify such plan, policy or arrangement to correspond to this Plan with respect to the Participant, or (c) the Participating Employer will provide an "Alternative Benefit," as defined in Section 4.6 , to or on behalf of the Participant in accordance with the provisions of such Section 4.6.

         4.6 ALTERNATIVE SATISFACTION OF PARTICIPATING EMPLOYERS' OBLIGATIONS. In the event this Plan provides for payments or benefits to or on behalf of the Participant which cannot be provided under the Participating Employers' benefit plans, policies or arrangements, either because such plans, policies or arrangements no longer exist or no longer provide such benefits or because provision of such benefits to the Participant would adversely affect the tax qualified


                                      4-4
or tax advantaged status of such plans, policies or arrangements for the Participant or other participants therein, the Participating Employers may provide the Participant with an "Alternative Benefit," as defined in this
Section 4.6, in lieu thereof. The Alternative Benefit is a benefit or payment which places the Participant and the Participant's dependents in at least as good of an economic position as if the benefit promised by this Plan (a) were provided exactly as called for by this Plan, and (b) had the favorable economic, tax and legal characteristics customary for plans, policies or arrangements of that type. Furthermore, if such adverse consequence would affect the Participant or the Participant's dependents, the Participant shall have the right to require that the Participating Employers provide such an Alternative Benefit.

         4.7 NO MITIGATION OR OFFSET. In the event of any Termination of Employment, the Participant shall be under no obligation to seek other employment. Amounts due the Participant under this Plan shall not be offset by any remuneration attributable to any subsequent employment he may obtain.

         4.8 FORFEITURE. If at any time when the Company is obligated to make payments under this Plan, the Participant engages in any activity violative of
Section 6(a) of his Participation Agreement, then, as of the date the Participant commences engaging in such activity, all of the Company's obligations to pay compensation or other amounts payable under this Plan to or for the benefit of the Participant shall terminate except for (i) any vested benefits under any awards to the Participant pursuant to the Stock Incentive Plans and (ii) any amount payable under any other benefit plan of the Company or any Affiliate in accordance with the terms of such plan.


                                      4-5

                                   ARTICLE 5

                                CLAIMS PROCEDURE
                                ----------------

         5.1 CLAIMS FOR BENEFITS. Claims for benefits shall be made by application of the Participant in such a manner as the Plan Administrator shall prescribe. Without limiting the generality of the foregoing, such a claim for benefits may take the form of (a) a response by the Participant to a proposed benefit or (b) solicited or unsolicited claim for benefits by the Participant. The Plan Administrator shall process each such claim and determine entitlement to benefits within ninety (90) days following its receipt of a completed application for benefits unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Participant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date as of which the Plan Administrator expects to render the final decision.

         The Plan Administrator shall notify a Participant in writing, delivered in person or mailed by first class mail to such Participant's last known address, if any part of a claim for benefits under this Plan has been denied, setting forth in such notice:

                  (a)      the specific reason for the denial;

                  (b) a specific reference to pertinent Plan provisions upon which the denial is based;

                  (c) a description of any additional material or information deemed necessary by the Plan Administrator for such Participant to perfect his claim, and an explanation of why such material or information is necessary; and

                  (d) an explanation of the claim review procedure under the Plan.


                                      5-1

         Such notice shall set forth the above information in a manner calculated to be understood by such Participant. If the notice referred to above is not furnished and if the claim has not been granted within the time specified above for processing of such claim, the claim shall be deemed denied and shall be subject to review as set forth below.

         5.2 REVIEW OF CLAIM DENIALS. Any Participant or any authorized representative of such Participant whose claim for benefits under this Plan has been denied or deemed denied, in whole or in part, by the Plan Administrator may upon written notice to the Committee request a review by the Committee (as defined in Section 5.3) of such denial of his claim for benefits. Such Participant shall have sixty (60) days from the date the claim is deemed denied, or sixty (60) days from receipt of the notice denying the claim, as the case may be, in which to request a review by written application delivered to the Committee, which must specify the relief requested and the reason such Participant believes the denial should be reversed.

         The Committee is hereby authorized to review the facts and relevant documents as well as this Plan, to interpret this Plan and other relevant documents and to render a decision on the claim of the Participant. Such review may be made by written briefs submitted by the Participant and the Plan Administrator or at a hearing, or by both as shall be deemed necessary by the Committee. Any such hearing shall be held in the main offices of the Company or such other location as the Committee shall select on such date and at such time as the Committee shall designate upon not less than fifteen (15) days notice to the Participant and the Plan Administrator unless both of them accept shorter notice. The notice shall specify that such Participant must indicate in writing, at least five (5) days in advance of the time established for such hearing, his intention to appear at the appointed time and place, or the hearing will be automatically cancelled. The reply shall specify any other persons who will accompany him to the hearing, or


                                      5-2
such other persons will not be admitted to the hearing. The Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the Participant and the Plan Administrator. The Participant, or his duly authorized representative, may review all pertinent documents relating to the claim in preparation for the hearing and may submit issues and comments in writing prior to or during the hearing.

         After the review has been completed, the Committee shall render a decision in writing, a copy of which shall be sent to both the Participant and the Plan Administrator. In rendering its decision, the Committee shall have full power, authority and discretion to interpret this Plan and any other relevant documents, to resolve ambiguities, inconsistencies and omissions, to determine any and all questions of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to the Participant in accordance with the provisions of this Plan. Such decision shall be final and binding on the Participant and the Plan Administrator.

         The decision of the Committee shall be delivered in writing within thirty (30) days after the hearing, but, in any event it shall not ordinarily be delivered later than sixty (60) days after this Plan's receipt of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of a request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Participant prior to the commencement of the extension. The decision on review shall be in writing and shall include all specific reasons for the decision, written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be furnished to the Participant within the


                                      5-3
appropriate time described above. If the decision on review is not furnished within such time, the claim shall be deemed denied on review.

         No legal action may be commenced by any Participant or other person against any Participating Employer or Affiliate, the Plan, the Plan Administrator or any other person or any employee of any of the foregoing or the Board or Committee (or any member of either) in connection with any claim hereunder until such Participant or other person has pursued such claim under this claims procedure through the review process described in this Article. Thereafter, no such legal action may be commenced by such Participant or other person more than one hundred eighty (180) days after the Committee's final decision has been rendered with respect to such claim.

         5.3 ESTABLISHMENT OF THE COMMITTEE. The Board shall appoint the members of the Committee, which shall consist of three (3) or more members, one of whom shall be the Chief Executive Officer of the Company. The members of the Committee shall remain in office at the will of the Board, and the Board may from time to time remove any of said members with or without cause. The fact that a person is a Participant, prospective Participant or former Participant in this Plan shall not disqualify him from acting as a member of the Committee. A member of the Committee may resign upon written notice to the remaining member or members of the Committee and to the Board respectively. In case of the death, resignation or removal of any member of the Committee, the remaining members shall act until a successor-member shall be appointed by the Board. Upon request by the Plan Administrator, the Board shall notify the Plan Administrator of the names of the original members of the Committee, of any and all changes in the membership of the Committee, of the member designated as Chairman, and the member designated as Secretary, and of any changes in either office. Until notified of a change,


                                      5-4
the Plan Administrator shall be protected in assuming that there has been no change in the membership of the Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Plan Administrator shall be under no obligation at any time to inquire into the membership of the Committee or its officers. All communications to the Committee shall be addressed to its Secretary at the address of the Company.

         5.4 GOVERNANCE OF THE COMMITTEE. On all matters and questions the decision of a majority of the members of the Committee shall govern and control. Meetings may be held in person or by electronic means. In lieu of a meeting, decisions may be made by unanimous written consent. The Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Committee, and the Secretary and/or Chairman may be removed by the other members of the Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Committee. Although the Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.

         5.5 ADDITIONAL COMMITTEE RULES. No member of the Committee shall be disqualified from acting on any question because of his interest therein. No fee or compensation shall be paid to any member of the Committee for his services as such, but the Committee shall be reimbursed for its expenses by the Company. The Committee may hire such attorneys, accountants, actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions, any of whom may also be advisors to any Participating Employer


                                      5-5
or Affiliate and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the Company.

         5.6 NO LIABILITY. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to any provision of this Plan except for gross abuse of the discretion given it and them hereunder. No member of the Committee shall be liable for the act of any other member.


                                      5-6

                                   ARTICLE 6

                                 ADMINISTRATION

         6.1 APPOINTMENT OF PLAN ADMINISTRATOR. The Plan Administrator shall be appointed by the Board, and may be removed or may resign upon thirty (30) days written notice, or such lesser period of notice as is mutually agreeable. In the absence of another designation, the Company shall be the Plan Administrator and the Company's duty and authority to determine the eligibility for, amount and timing of the severance benefit payments pursuant to Article 4 and is hereby delegated to the Chief Financial Officer of the Company.

         6.2 POWERS AND DUTIES OF THE PLAN ADMINISTRATOR. Except as expressly otherwise set forth herein, the Plan Administrator shall have the authority and responsibility granted or imposed on a "plan administrator" by ERISA. The Plan Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this Plan which may arise under any of the provisions of this Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made. The Plan Administrator shall have full power and discretion to interpret this Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, and to determine the rights and benefits, if any, of any Participant or other applicant, in accordance with the provisions of this Plan. Subject to the provisions of any claims procedure hereunder, the Plan Administrator's decision with respect to any matter shall be final and binding on all parties concerned, and neither the Plan Administrator nor any of its members, directors, officers, employees or delegates nor, where applicable, the members, directors, officers or employees of any delegate, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Plan. The Plan Administrator may, from


                                      6-1
time to time, by action of its appropriate executives or officers, as the case may be, delegate to designated persons or entities the right to exercise any of its powers or the obligation to carry out any or all of its duties as Plan Administrator.

         6.3 ENGAGEMENT OF ADVISORS. The Plan Administrator may employ actuaries, attorneys, accountants, brokers, employee benefit consultants, and other specialists to render advice concerning any responsibility the Plan Administrator or Committee has under this Plan. Such persons may also be advisors to any Participating Employer or Affiliate.


         6.4 PAYMENT OF COSTS AND EXPENSES. The costs and expenses incurred in the administration of this Plan shall be paid directly by one or more of the Participating Employers in either of the following manners as determined by the Company in its sole discretion:

                  (a) the expenses may be paid directly by one or more of the Participating Employers; or

                  (b) the expenses may be paid out of any trust fund or account maintained hereunder.

Such costs and expenses include those incident to the performance of the responsibilities of the Plan Administrator or Committee, including but not limited to, claims administration fees and costs, fees of accountants, legal counsel and other specialists, bonding expenses, and other costs of administering this Plan. Notwithstanding the foregoing, in no event will any person serving in the capacity of Plan Administrator, or Committee member who is a full-time employee of a Participating Employer or an Affiliate, be entitled to any compensation for such services.


                                      6-2

                                   ARTICLE 7

                            AMENDMENT AND TERMINATION

         7.1 AMENDMENT PROCEDURE. The Company may (without the consent of any other Participating Employer) amend this Plan at any time, or from time to time, as evidenced by an instrument in writing executed in the name of the Company by any two of the executive officers of the Company. Any such amendment may be made retroactively effective and shall be binding upon the Participants, except as provided in Section 3.1 and except that no such amendment shall retroactively deprive a Participant of a benefit hereunder.

         7.2 TERMINATION. Unless extended by action of the Board, this Plan shall terminate effective December 31, 2000. If so extended, the Company reserves the right (without the consent of any Participating Employer) to terminate this Plan at any time after December 31, 2000, as evidenced by an instrument in writing executed in the name of the Company by any two of the executive officers of the Company, provided such termination shall not be retroactive. The Term shall expire on the later of December 31, 2000, or such later date as this Plan shall terminate.

         7.3 RESULT OF PLAN TERMINATION. If the employment of a Participant terminates, whether voluntarily or involuntarily, on a date after the later of
(i) the last day of the Term of this Plan or (ii) the last day of the twelve
(12) month period following a Change of Control which occurs during the Term of this Plan, he shall not be eligible to receive any severance benefits under this Plan nor any benefits or payments under any Participation Agreement, and this Plan and all such Participation Agreements shall be considered null and void as of the first day following the later of such last days.

         7.4 CHANGE OF CONTROL. In the event of a Change of Control during the Term of this Plan, no amendment or termination of this Plan may reduce any severance benefits


                                      7-1
payable under this Plan or any Participation Agreement due to any Termination of Employment occurring within the twelve (12) month period following such Change of Control.


                                      7-2

                                   ARTICLE 8

                             PARTICIPATING EMPLOYERS

         8.1 LIST OF PARTICIPATING EMPLOYERS. The initial Participating Employers as of the Effective Date are as follows:

                           Participating Employers
                           -----------------------

                           TA Operating Corporation
                           TravelCenters of America, Inc.
                           National Auto/Truckstops, Inc.
                           TA Franchise Systems, Inc.
                           TA Licensing, Inc.

         The Company may add or remove Participating Employers during the Term. Such addition or removal shall be by action of the Board. Such addition or deletion shall not require a formal amendment hereto but shall be subject to
Section 7.4 following a Change of Control.

         8.2 DELEGATION OF AUTHORITY. The Company is hereby fully empowered to act on behalf of itself and the other Participating Employers as it may deem appropriate in maintaining this Plan. Furthermore, the adoption of any amendment to this Plan, or the termination of this Plan, in accordance with Article 7, will constitute and represent, without any further action on the part of any Participating Employer, the approval, adoption, ratification or confirmation by each Participating Employer of any such amendment or termination. In addition, the appointment of or removal by the Board of any Committee member or the appointment by the Board of any Plan Administrator or other person under this Plan shall constitute and represent, without any further action on the part of any Participating Employer, the appointment or removal by each Participating Employer of such person.


                                      8-1

                                   ARTICLE 9

                                  MISCELLANEOUS

         9.1 EXCLUSIVE BENEFIT. This Plan has been adopted for the exclusive benefit of the eligible Participants. Notwithstanding the foregoing provisions of this Section, nothing herein contained shall be construed as giving to any Participant or any other person any legal or equitable right against any Participating Employer or any Affiliate unless such right shall exist by reason of the express provisions of this Plan or any action taken pursuant thereto and in compliance therewith.

         9.2 NO ASSETS. Except to the extent expressly otherwise provided herein, participation in this Plan shall not entitle any Participant to any assets of any Participating Employer or Affiliate. No assets shall in any way be set aside or segregated from the general assets of the Participating Employers or Affiliates by reason of a Participant's participation herein except to the extent expressly provided herein.

         9.3 NO EMPLOYMENT RIGHT. Nothing herein contained shall be construed as giving any Employee the right to be retained in the service of a Participating Employer or any Affiliate or shall in any way affect the right of a Participating Employer or any Affiliate to control its employees and to terminate the service of any Employee at any time.

         9.4 WITHHOLDING. A Participating Employer may withhold from any amounts payable under this Plan such federal, state or local taxes or other amounts as shall be required to be withheld pursuant to any applicable law or regulation.

         9.5 CONSTRUCTION. This Plan shall be construed in accordance with the laws of the State of Ohio and of the United States of America.

         9.6 NO LIABILITY. No liability shall be incurred by a Participating Employer or any Affiliate beyond the specific provisions of this Plan.


                                      9-1

         9.7 SATISFACTION OF CLAIMS. Any payment to any Participant, or to his legal representative in accordance with the provisions of this Plan shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Administrator and any Participating Employer or any Affiliate, and the Plan Administrator may require such Participant or legal representative as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator.

         9.8 SEVERABILITY. If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provisions had not been included.

         9.9 INTERPRETATION. All provisions of this Plan shall be interpreted and administered in accordance with the provisions of ERISA in a manner which will assure compliance of this Plan's operation therewith.

         9.10 IMPOSSIBILITY. In the event that it becomes impossible for any Participating Employer or the Plan Administrator to perform any act under this Plan, that act shall be performed which, in the judgment of the Company, or Plan Administrator, as the case may be, will most nearly carry out the intent and purpose of this Plan.

         9.11 NUMBER. The singular herein shall include the plural, or vice versa, wherever the context so requires.

         9.12 GENDER. A pronoun in the masculine, feminine or neuter gender shall be deemed where appropriate to include also the masculine, feminine or neuter gender.

         9.13 MULTIPLE FIDUCIARY CAPACITIES. A person may serve in more than one fiduciary capacity hereunder.


                                      9-2

         9.14 INDEMNIFICATION. The Participating Employers shall jointly and severally indemnify, defend, and hold harmless any Employee of any Participating Employer or Affiliate, or any member of the Board of Directors of any Participating Employer or Affiliate, for all acts taken or omitted in carrying out the responsibilities of the Company, any Participating Employer, the Plan Administrator, the Committee or the Board under the terms of this Plan or other responsibilities imposed upon such individual by law. This indemnification for all such acts taken or omitted is intentionally broad, but shall not provide indemnification for any civil penalty that may be imposed under Section 502(i) of ERISA, nor shall it provide indemnification for embezzlement or diversion of funds or other property for the benefit of any such individual. The Participating Employers shall jointly and severally indemnify any such individual for expenses of defending an action by a Participant, beneficiary, dependent, service provider, government entity or other person, including all legal fees and other costs of such defense. The Participating Employers shall also reimburse any such individual for any monetary recovery in a successful action against such individual in any federal or state court or arbitration. In addition, if a claim is settled out of court with the concurrence of the Company, the Participating Employers shall jointly and severally indemnify any such individual for any monetary liability under any such settlement, and the expenses thereof. Such indemnification will not be provided to any person who is not a present or former Employee, or present or former member of the Board of Directors of a Participating Employer or an Affiliate, nor shall it be provided for any claim by a Participating Employer or an Affiliate against any such individual.

         9.15 TITLES. The titles are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.


                                      9-3

         9.16 SUBSIDIARIES AND AFFILIATES. Notwithstanding any contrary provision of this Plan, to the extent it does not adversely affect the Participant, the Company may provide the compensation and benefits to which the Participant is entitled hereunder through one or more subsidiaries or Affiliates.

         9.17 ASSIGNMENT; BINDING EFFECT. This Plan is being implemented with the expectation that a Change of Control will occur on or before December 31, 2000 and with the further expectation that this Plan will be assumed, expressly or by operation of law, by the Successor in the Change of Control transaction. This Plan, and the Participant's rights and obligations hereunder, may not be assigned by the Participant. The Company may assign this Plan and its rights, together with its obligations, hereunder to any entity that (i) controls the Company or the Parent, (ii) is controlled by the Company or the Parent, or (iii) is under common control with the Company or the Parent, or in connection with any sale, transfer or other disposition of all or substantially all of the assets or business of the Company and the Parent, whether by merger, consolidation or otherwise. The Company, or any direct or indirect Successor to the Company, shall use its reasonable efforts to cause its successor in interest to assume explicitly the obligations of the Company and the Participating Employers or such direct or indirect Successor to the Company, as the case may be, hereunder.

         9.18 BENEFICIARY. The Participant shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following the Participant's death by giving the Company written notice thereof. In the absence of such a selection, any compensation or benefit payable under this Plan following the death of the Participant shall be payable to the Participant's spouse, or if such spouse shall not survive the Participant, to the Participant's


                                      9-4
estate. In the event of the Participant's death or a judicial determination of the Participant's incompetence, reference in this Plan to the Participant shall be deemed, where appropriate, to refer to the Participant's beneficiary, estate or other legal representative.

         9.19 SHAREHOLDER APPROVAL. The Participant's right to receive any payment or benefit hereunder in connection with his termination of employment or otherwise which may be characterized as a "parachute payment" (within the meaning of Code section 280G), or deemed to constitute a payment made in connection with or contingent upon a change of control of the Company or the Parent for purposes of Code section 280G, is contingent upon and subject to the approval of holders of record of stock of the Company or the Parent, as applicable, representing more than seventy-five percent (75%) of the voting power of all outstanding stock of the Company or the Parent, as the case may be, immediately prior to such change of control (determined without regard to any stock actually or constructively owned by the Participant and by certain other persons as determined by the Company).

         The Company and the Parent covenant that they will present this Plan in a timely manner to the shareholders of the Company or the Parent or both, as appropriate, with a unanimous recommendation of the Boards of Directors of the Company and the Parent that it be approved by such shareholders.


                                      9-5

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the date first above written.


                                  TA OPERATING CORPORATION

                                  ("Company")

                                  By:  /s/ Edwin P. Kuhn
                                     ------------------------------------------

                                  Name:  Edwin P. Kuhn

                                  Title:  Chief Executive Officer

                                  And:  /s/  James W. George
                                      -----------------------------------------

                                  Name:  James W. George

                                  Title:   Senior VP and Chief Financial Officer


                                      9-6

                                    EXHIBIT A
                                    ---------

                               Ara A. Bagdasarian
                               William A. Bartkus
                                Thomas A. Buchas
                                Larry W. Dockray
                                   Kirk French
                                 Peter P. Greene
                                  Tom Jennings
                                  Steven C. Lee
                                   Dan McHenry
                                  Fred L. Snell
                              George E. Strickland
                                  Joseph Szima
                                Joseph P. Vainner
                                 Ivan W. Wagner
                                  Peter P. Ward
                               Michael G. Weathers